Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Riley Exploration Permian, Inc.
Oklahoma City, Oklahoma

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 8, 2023, relating to the consolidated financial statements and the effectiveness of Riley Exploration Permian, Inc.’s internal control over financial reporting, of Riley Exploration Permian, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO USA, LLP
Houston, Texas

April 24, 2023